    As filed with the Securities and Exchange Commission on February 3, 2003

                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                             GLOBECOMM SYSTEMS INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                              11-3225567
  (State or other jurisdiction                                (IRS Employer
of incorporation or organization)                           Identification No.)


                    45 OSER AVENUE, HAUPPAUGE, NEW YORK 11788
               (Address of principal executive offices) (Zip Code)


                             GLOBECOMM SYSTEMS INC.
                              AMENDED AND RESTATED
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the Plan)


                               DAVID E. HERSHBERG
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             GLOBECOMM SYSTEMS INC.
                    45 OSER AVENUE, HAUPPAUGE, NEW YORK 11788
                     (Name and address of agent for service)


                                 (631) 231-9800
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                           Proposed         Proposed
                Title of                                    Maximum         Maximum
               Securities                Amount            Offering        Aggregate        Amount of
                  to be                  to be               Price          Offering       Registration
               Registered            Registered (1)        per Share         Price             Fee
========================================================================================================
Amended and Restated 1997 Stock
Incentive Plan
Common Stock, $0.001 par value        125,644 shares       $3.05(2)      $383,214.20 (2)      $35.26
--------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Globecomm Systems Inc. Amended and Restated 1997 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Globecomm Systems Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the common stock of Globecomm Systems Inc. on January 27, 2003 as reported on the Nasdaq National Market.

         On January 31, 2000, Globecomm Systems Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-95783) relating to 95,623 shares of common stock to be offered and sold under the Plan set forth on the cover page of this Registration Statement, and the contents of such prior Registration Statement are incorporated into this Registration Statement by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the SEC on September 30, 2002; and

         (b) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2002 filed with the SEC on November 14, 2002.

         (c) The Registrant's Current Reports on Form 8-K filed with the SEC on August 27, 2002 and October 29, 2002.

         (d) The Registrant's Registration Statement No. 000-22839 on Form 8-A filed with the SEC on December 4, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's Preferred Stock Purchase Rights.

         (e) The Registrant's Registration Statement No. 000-22839 on Form 8-A filed with the SEC on July 15, 1997, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

Item 8.  Exhibits

Exhibit Number     Exhibit
--------------     -------

    4              Instruments Defining the Rights of Stockholders. Reference is
                   made to Registrant's Registration Statement No. 000-22839 on
                   Form 8-A, together with amendments and exhibits thereto,
                   which are incorporated herein by reference pursuant to Items
                   3(d) and 3(e) to this Registration Statement.
    5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1           Consent of Independent Auditors.
    23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
    24             Power of Attorney. Reference is made to page II-2 of this
                   Registration Statement.
    99             Amended and Restated 1997 Stock Incentive Plan, as amended and restated (effective January 2, 2003).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on this 31 day of January, 2003.


                                            GLOBECOMM SYSTEMS INC.



                                            By: /s/ David E. Hershberg
                                                --------------------------
                                                David E. Hershberg
                                                Chairman of the Board and
                                                Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Globecomm Systems Inc., a Delaware corporation, do hereby constitute and appoint David E. Hershberg, Chief Executive Officer, Kenneth A. Miller, President and Andrew C. Melfi, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                             Date
---------                     -----                             ----


/s/ David E. Hershberg        Chairman of the Board and         January 31, 2003
---------------------------   Chief Executive Officer
David E. Hershberg            (Principal Executive Officer)




/s/ Andrew C. Melfi           Vice President and Chief          January 31, 2003
---------------------------   Financial Officer
Andrew C. Melfi               (Principal Financial and
                              Accounting Officer)



/s/ Kenneth A. Miller         President and Director            January 31, 2003
---------------------------
Kenneth A. Miller

Signature                     Title                             Date
---------                     -----                             ----



/s/ Stephen C. Yablonski      Vice President, General           January 31, 2003
---------------------------   Manager and Director
Stephen C. Yablonski



/s/ Richard E. Caruso         Director                          January 31, 2003
---------------------------
Richard E. Caruso



/s/ Brian T. Maloney          Director                          January 31, 2003
---------------------------
Brian T. Maloney



/s/ A. Robert Towbin          Director                          January 31, 2003
---------------------------
A. Robert Towbin



/s/ Daniel S. Van Riper       Director                          January 31, 2003
---------------------------
Daniel S. Van Riper



/s/ C. J. Waylan              Director                          January 31, 2003
---------------------------
C. J. Waylan

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                             GLOBECOMM SYSTEMS INC.

EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------

    4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-22839 on Form 8-A, together with amendments and exhibits thereto, which are incorporated herein by reference pursuant to Items 3(d) and 3(e) to this Registration Statement.

    5              Opinion and consent of Brobeck, Phleger & Harrison LLP.

    23.1           Consent of Independent Auditors.

    23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.

    24 Power of Attorney. Reference is made to page II-2 of this Registration Statement.

    99 Amended and Restated 1997 Stock Incentive Plan, as amended and restated (effective January 2, 2003).

                                      A-2